Exhibit 99.1

Contact:

William J. Delgado
916-838-8833
info@gdsi.co

Richard J. Sullivan
561-515-6163
info@gdsi.co

Global Digital Solutions, Inc.’s Board of Directors Appoints Three Directors To The Board And Names Officers Of The Company

Richard J. Sullivan, Arthur F. Noterman and Stephanie C. Sullivan were appointed to the Board and Richard J. Sullivan and David A. Loppert were named officers of the Company.  All appointments were effective August 12, 2013

Palm Beach, FL – August 15, 2013 – Global Digital Solutions, Inc. (PINKSHEETS:GDSI), a company that is positioning itself as a leader in providing small arms manufacturing, knowledge-based and culturally attuned social consulting combined with complementary security and technology-related solutions in unsettled areas, today announced that the Company’s Board of Directors (the “Board”) has appointed three members to the Board and two officers of the Company.

On August 12, 2013, the Board approved the appointments of Richard J. Sullivan, Arthur F. Noterman and Stephanie C. Sullivan to serve on the Company’s Board, effective immediately.

Also effective August 12, 2013, the Board appointed the following two officers of the Company: Richard J. Sullivan as President, Chief Executive Officer and Assistant Secretary; and David A. Loppert as Executive Vice President, Chief Financial Officer, Treasurer and Secretary. In addition, William J. Delgado, who had served as President, Chief Executive Officer and Chief Fincial Officer, continues in the role as Executive Vice President.

As President and Chief Executive Officer, Richard J. Sullivan will be responsible for the Company’s strategy, leadership and day-to-day operational activities. Mr. Sullivan founded and since 1993 has served as Chairman and CEO of Solutions, Inc., a private investment banking company that specializes in advising corporations on acquiring other business entities and assisting owners and management who are considering selling all or part of their business.
Mr. Sullivan founded and from 1993 to 2003 served as Chairman and Chief Executive Officer of Applied Digital Solutions, Inc., a Nasdaq listed technology company that spawned two other successful listed companies of which he was Chairman of the Board, Digital Angel Corporation (AMEX) and VeriChip Corporation (Nasdaq).

Arthur F. Noterman is a Chartered Life Underwriter. Mr. Noterman has owned an Investment and Insurance business for over 40 years located in Massachusetts and is a registered FINRA Broker affiliated with a Cincinnati, Ohio Broker/ Dealer.

Stephanie C. Sullivan, is a business entrepreneur and has served, since May 2011, as financial manager at Alexis Miami, a privately held upscale women’s fashion designer and manufacturer.

William J. Delgado has, since August 2004, served as a Director, and as GDSI’s President, Chief Executive Officer and Chief Financial Officer. As the newly appointed Executive Vice President of GDSI, Mr. Delgado will be responsible, along with Mr. Sullivan, for business development. Mr. Delgado has over 33 years of management experience including strategic planning, feasibility studies, economic analysis, design engineering, network planning, construction and maintenance.

David A. Loppert will be responsible for the Company’s finance and administrative functions. He is a financial executive with over 30 years’ experience. Among other positions, he previously served as chief financial officer, secretary and treasurer of rVue Holdings, Inc. (OTCBB: RVUE), as vice president, chief financial officer and assistant secretary of Applied Digital Solutions, Inc. (NASDAQ: DIGI), and as chief executive officer of SysComm International Corporation, (NASDAQ: SYCM) a network and systems integrator, and an affiliate of Applied Digital. Mr. Loppert began his financial career with Price Waterhouse, an international accounting firm, in 1978 in Johannesburg, South Africa.

The Company’s four-person Board of Directors now consists of Richard J. Sullivan (Chairman), Arthur F. Noterman, Stephanie C. Sullivan, and William J. Delgado.

About Global Digital Solutions, Inc.
Global Digital Solutions is refocusing its business strategy on providing small arms manufacturing, knowledge-based and culturally attuned social consulting combined with complementary security and technology-related solutions in unsettled areas. For more information please visit http://www.gdsi.co.

Forward Looking Statements
This press release contains “forward looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not purely historical are forward-looking statements. Forward-looking statements give the Company’s current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control, and could cause the Company’s results to differ materially from those described. The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward looking statements contained in this press release as a result of new information, future events or otherwise. We have based these forward looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Important factors that could cause such differences include, but are not limited to the Risk Factors and other information set forth in the Company’s Registration Statement on Form 10 filed on August 9, 2013 with the U.S. Securities and Exchange Commission.